UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2007

WESTERN GOLDFIELDS, INC.
(Exact name of Registrant as specified in its charter)

Idaho
(State or Other Jurisdiction of Incorporation)

0-50894 (Commission File Number)	38-3661016 (I.R.S. Employer Identification Number)

2 Bloor Street West, Suite 2102, P.O. Box 110
Toronto, Ontario, Canada
(416) 324-6000
(Address of principal executive offices and telephone number, including area code)

n/a
(Former name or former Address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 18, 2007, Western Goldfields, Inc. (“WGI”) entered into an Underwriting Agreement (the “Agreement”) with a syndicate of underwriters in connection with WGI’s offering of shares of common stock pursuant to its Registration Statement on Form S-3 (File Number 333-137847). Pursuant to the Agreement, WGI agreed to sell 31,115,000 shares of common stock at a price to the public of $2.25 per share. WGI also granted the underwriters a 30-day option to purchase up to 2,215,000 additional shares of common stock to cover over-allotments, if any. Underwriting discounts and commissions payable by WGI in connection with the offering are $4,200,525, assuming the underwriters do not exercise their over-allotment option. Closing of the offering is subject to customary conditions and is expected to occur on January 25, 2007. A copy of the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 18, 2007, Western Goldfields, Inc. (the “Company”) issued a press release attached hereto as Exhibit 99.2, which press release is incorporated by reference herein and furnished pursuant to Item 7.01 of Form 8-K.

The information in this Current Report on Form 8-K under this item 7.01, including the information set forth in Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 contains the Agreement entered into among Western Goldfields, Inc. and a syndicate of underwriters referred to in Item 1.01.

Exhibit 99.2 contains the Press Release of the Company issued on January 18, 2007 referred to in Item 7.01.

EXHIBIT INDEX

Exhibit	Description
99.1
Underwriting Agreement, dated as of January 18, 2007, among Western Goldfields Inc., Wellington West Capital Markets (USA) Inc., BMO Capital Markets Corp., RBC Capital Markets Corporation, GMP Securities L.P. and Research Capital USA Inc., as underwriters.

99.2	Press Release of Western Goldfields Inc. issued on January 18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2007

WESTERN GOLDFIELDS, INC.

	By:	/s/ Brian Benny
Name: Brian Penny
Title: Chief Financial Officer